July 11, 1997




To the Parties Listed on
  Schedule I hereto

         Re:      Consumer Portfolio Services, Inc.
                  Registration Statement on Form S-3 (No. 333-25301)

Ladies and Gentlemen:

         We have acted as special counsel to CPS Receivables Corp., a California corporation (the "Seller"), and Consumer Portfolio Services, Inc., a California corporation (the "Servicer"), in connection with the above-referenced Registration Statement (together with the exhibits and any amendments thereto, the "Registration Statement") filed by the Servicer with the Securities and Exchange Commission in connection with the registration by the Servicer of Asset Backed Notes (the "Notes") to be sold from time to time in one or more series in amounts to be determined at the time of sale and to be set forth in one or more Supplements (each, a "Prospectus Supplement") to the Prospectus (the "Prospectus") included in the Registration Statement.


         In connection with our engagement, we have examined and relied upon (i) the Prospectus, (ii) the forms of the Sale and Servicing Agreement, the Trust Agreement and the Indenture filed as exhibits to the Registration Statement, and
(iii) such other documents as we have deemed necessary. In addition, we have examined and considered executed originals or counterparts, or certified or other copies identified to our satisfaction as being true copies of such certificates, instruments, documents and other corporate records of the Seller and such matters of fact and law as we have deemed necessary for the purposes of the opinion expressed below. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Sale and Servicing Agreement.


         In our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and representatives of the Seller, the Servicer, and others.





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The Parties Listed on
Schedule I hereto
July 11, 1997
Page 2


         In rendering our opinion, we have also considered and relied upon the Internal Revenue Code of 1986, as amended, administrative rulings, judicial decisions, regulations, and such other authorities, all in effect on the date this opinion letter is delivered, as we have deemed appropriate. The statutory provisions, regulations, interpretations and other authorities upon which our opinion is based are subject to change, and such changes could apply retroactively. In addition, there can be no assurance that positions contrary to those stated in our opinion will not be taken by the Internal Revenue Service ("IRS"). No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

         We express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America to the extent specifically referred to herein.


         Based on and subject to the foregoing and assuming that the Sale and Servicing Agreement, the Trust Agreement and the Indenture are executed and delivered in form satisfactory to us, we hereby confirm that the statements in the Prospectus under the heading "Federal Income Tax Consequences" that are described to be the legal opinions that we will deliver prior to the issuance of Securities will constitute our opinions as to the material federal income tax consequences discussed therein. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

         Except for the opinion expressed above, we express no opinion as to any other tax consequences of the transaction under federal, state, local, or foreign laws.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name under the heading "Federal Income Tax Consequences" in the Prospectus.



                                                   Very truly yours,


                                                   /s/ Mayer, Brown & Platt
                                                   ------------------------





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                                                                     Schedule I



Consumer Portfolio Services, Inc.
2 Ada
Irvine, CA 92618


CPS Receivables Corp.
2 Ada
Irvine, CA 92618